UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2018

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Senior Subordinated Notes; Indenture

On May 8, 2018, TransDigm UK Holdings plc (“TD UK”), a wholly-owned subsidiary of TransDigm Inc. (“TransDigm”), which is a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), issued $500 million in aggregate principal amount of 6.875% Senior Subordinated Notes due 2026 (the “Notes”) at an issue price of 99.240% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States under Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of May 8, 2018 (the “Indenture”), among TD UK, as issuer, TransDigm, TD Group and the subsidiaries of TransDigm named therein (the “Company Guarantors” and, collectively with TransDigm and TD Group, the “Guarantors”), as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Notes bear interest at the rate of 6.875% per annum, which accrues from May 8, 2018 and is payable semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 2018. The Notes mature on May 15, 2026, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

TD UK may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture. If TD UK, TD Group or TransDigm experiences specific kinds of changes in control or TD Group or any of its restricted subsidiaries sells certain of its assets, then TD UK must offer to repurchase the Notes on the terms set forth in the Indenture.

TD UK may redeem the Notes in whole, but not in part, at any time, if as a result of any changes in tax laws or its interpretation, it becomes obliged to pay any Additional Amounts (as defined in the Indenture). If TD UK decides to redeem the Notes following such change, it must redeem the Notes at a price equal to the principal amount of the Notes plus accrued and unpaid interest to the date of redemption and all Additional Amounts, if any. All payments made by TD UK or any Guarantor with respect to the Notes or guarantees will be made without withholding or deduction for taxes unless required by law. If TD UK or any Guarantor is required by law to withhold or deduct for such taxes with respect to a payment to the holder of Notes, TD UK or the applicable Guarantor, as the case may be, will pay such Additional Amounts necessary so that the net amount received by any holder of Notes after the withholding or deduction is not less than the amount that such holder would have received in the absence of the withholding or deduction, subject to certain exceptions.

The Notes are subordinated to all of TD UK’s existing and future senior debt, rank equally with all of its existing and future senior subordinated debt and rank senior to all of its future debt that is expressly subordinated to the Notes. The Notes are guaranteed on a senior subordinated unsecured basis by the Guarantors. The guarantees of the Notes are subordinated to all of the Guarantors’ existing and future senior debt, rank equally with all of their existing and future senior subordinated debt and rank senior to all of their future debt that is expressly subordinated to the guarantees of the Notes. The Notes are structurally subordinated to all of the liabilities of TransDigm’s non-guarantor subsidiaries (other than TD UK).

The Indenture contains certain covenants that, among other things, limit TD Group’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to TD UK, TD Group or TransDigm, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the then outstanding Notes of a particular series may declare all Notes of such series, to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the Notes, TD UK, the Guarantors, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives for the initial purchasers listed therein, entered into a registration rights agreement relating to the Notes, dated May 8, 2018 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, TD UK and the Guarantors agreed, for the benefit of the holders of the Notes, that they will file with the Securities and Exchange Commission (the “SEC”) within 255 days after the date the Notes were issued, and use their commercially reasonable efforts to cause to become effective within 345 days after the date the Notes were issued, one or more registration statements (collectively, the “exchange offer registration statement”) relating to an offer to exchange the Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Under certain circumstances, including, if applicable, interpretations of the staff of the SEC, if TD UK and the Guarantors are not permitted to effect the exchange offer, TD UK and the Guarantors will use their reasonable best efforts to cause to become effective one or more shelf registration statements (collectively, the “shelf registration statement”) relating to resales of the Notes and to keep such shelf registration statement effective until the second anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all Notes covered by such shelf registration statement have been sold.

If the exchange offer registration statement is not filed on or prior to the 255th day after May 8, 2018, the shelf registration statement is not filed within 60 days after the date on which the obligation to file the shelf registration statement arises, the exchange offer registration statement or, if required, the shelf registration statement is not declared effective by the SEC on or prior to the 345th day after May 8, 2018, the exchange offer is not completed within 40 days after the effective date of the exchange offer registration statement (or, if required, the shelf registration statement is not declared effective within 60 days after the filing of the shelf registration statement), or after either the exchange offer registration statement or the shelf registration statement is declared or becomes effective, such registration statement ceases to be effective or usable, TD UK will pay additional interest at the rate of $0.05 per week per $1,000 principal amount of transfer restricted Notes for the first 90-day period immediately following, and increasing by an additional $0.05 per week per $1,000 principal amount of transfer restricted Notes for each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter until the exchange offer is completed, the shelf registration statement is declared effective or the obligation to complete the exchange offer and/or file the shelf registration statement terminates, at which time the interest rates will revert to the applicable original interest rates on the date the Notes were originally issued.

The above summaries of the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1 and 4.3 respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of May 8, 2018, among TransDigm UK Holdings plc, as issuer, TransDigm Group Incorporated and TransDigm Inc., as guarantors, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to TransDigm UK Holdings plc’s 6.875% Senior Subordinated Notes due 2026.

4.2	Form of 6.875% Senior Subordinated Notes due 2026 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of May 8, 2018, among TransDigm UK Holdings plc, as issuer, TransDigm Group Incorporated and TransDigm Inc., as guarantors, the subsidiary guarantors party thereto and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives for the initial purchasers listed therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ James Skulina
	Name:	James Skulina
	Title:	Executive Vice President and Interim Chief Financial Officer

Dated: May 14, 2018